UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2009

HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number – 0-15087

NEVADA	93-0926999
(State of other Jurisdiction	(IRS Employer ID No.)
of Incorporation)

901 N KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number (including area code):  319-626-3600

ITEM 8.01.  OTHER EVENTS

On November 30, 2009, Heartland Express, Inc. (the “Company”) announced the declaration of a quarterly cash dividend.  A copy of the press release issued by the Company is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

The Exhibit listed on the Exhibit Index accompanying Form 8-K is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date: November 30, 2009                                                                    BY: /s/JOHN P. COSAERT
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JOHN P. COSAERT
Vice-President
Finance and Treasurer

EXHIBIT INDEX

99.1 Press release issued by the Company on November 30, 2009, announcing the declaration of a quarterly cash dividend.

Exhibit No. 99.1

Monday, November 30, 2009, For Immediate Release

Press Release

Heartland Express, Inc. Declares Regular Quarterly Dividend

NORTH LIBERTY, IOWA –November 30, 2009 – Heartland Express, Inc. (Nasdaq: HTLD) The Board of Directors of Heartland Express, Inc. announced today the declaration of a regular quarterly cash dividend. The $0.02 per share dividend will be paid on December 22, 2009 to shareholders of record at the close of business on December 11, 2009.  A total of approximately $1.8 million will be paid on the Company’s 90.7 million outstanding shares of common stock.

Heartland Express, Inc. implemented a quarterly cash dividend program in the third quarter of 2003.  This is the Company’s twenty-sixth consecutive quarterly cash dividend.

The press release may contain forward-looking statements, which are based on information currently available.  These statements and assumptions involve certain risks and uncertainties.  Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.  The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

For further information contact
Michael J. Gerdin, President
John P. Cosaert, ExecVP; CFO
Heartland Express, Inc.
319-626-3600